As filed with the Securities and Exchange Commission on October 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Navan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3424780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Address of principal executive offices, including zip code)
Navan, Inc. 2015 Equity Incentive Plan
Navan, Inc. 2025 Equity Incentive Plan
Navan, Inc. 2025 Employee Stock Purchase Plan
(Full titles of the plans)
Ariel Cohen
Chairperson of the Board of Directors and Chief Executive Officer
Navan, Inc.
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Rachel Proffitt Jon C. Avina Milson C. Yu Jean Park Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Howard Baik General Counsel and Secretary Navan, Inc. 3045 Park Boulevard Palo Alto, California 94306 (888) 505-8747

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
The following documents filed by Navan, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:
(a)Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 10, 2025 (File No. 333-290396), which contains the audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)The Registrant’s Prospectus filed with the Commission on October 30, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-290396).
(c)The description of the Registrant’s Class A common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 28, 2025, as amended (File No. 001-42922) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(d)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation to be effective upon the completion of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:
•any breach of the director’s or officers’ duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases);
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.
As permitted by the DGCL, the Registrant’s amended and restated bylaws to be effective upon the completion of the Registrant’s initial public offering, provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its then-current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its amended and restated certificate of incorporation and amended and restated bylaws, each to be effective upon the completion of the Registrant’s initial public offering, and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in its amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-290396	3.1	September 19, 2025

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering.	S-1/A	333-290396	3.2	October 10, 2025

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-290396	3.3	September 19, 2025

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering.	S-1/A	333-290396	3.4	October 10, 2025

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-290396	4.1	October 10, 2025

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Navan, Inc. 2015 Equity Incentive Plan, as amended, and related form agreements.	S-1	333-290396	10.2	September 19, 2025

99.2	Navan, Inc. 2025 Equity Incentive Plan and related form agreements.	S-1/A	333-290396	10.3	October 10, 2025

99.3	Navan, Inc. 2025 Employee Stock Purchase Plan and related form agreements.	S-1/A	333-290396	10.4	October 10, 2025

107	Filing Fee Table.					X
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 30, 2025.

NAVAN, INC.

By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ariel Cohen, Amy Butte, and Howard Baik, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariel Cohen	Chairperson of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 30, 2025
Ariel Cohen

/s/ Amy Butte	Chief Financial Officer (Principal Financial Officer)	October 30, 2025
Amy Butte

/s/ Anne Giviskos	Chief Accounting Officer (Principal Accounting Officer)	October 30, 2025
Anne Giviskos

/s/ Ben Horowitz	Director	October 30, 2025
Ben Horowitz

/s/ Arif Janmohamed	Director	October 30, 2025
Arif Janmohamed

/s/ Michael Kourey	Director	October 30, 2025
Michael Kourey

/s/ Clara Liang	Director	October 30, 2025
Clara Liang

/s/ Sandesh Patnam	Director	October 30, 2025
Sandesh Patnam

Signature	Title	Date

/s/ Ilan Twig	Chief Technology Officer and Director	October 30, 2025
Ilan Twig

/s/ Anré Williams	Director	October 30, 2025
Anré Williams

/s/ Oren Zeev	Director	October 30, 2025
Oren Zeev